Exhibit 10.4
INTERIM INVESTMENT MANAGEMENT AGREEMENT
          This Interim Investment Management Agreement (“Interim Agreement”) is made this 11th day of June 2010 by and between the Corporation (as defined herein) and Signature Capital Advisers, LLC (the “Adviser”).
          WHEREAS, Signature Group Holdings, LLC submitted a plan of reorganization (the “Plan”) for Signature Group Holdings, Inc. (formerly known as Fremont General Corporation), a Nevada corporation (prior to such reorganization, the “Debtor”, and as reorganized, the “Corporation”), which Plan was confirmed by the bankruptcy court; and
          WHEREAS, in accordance with the Plan, the Corporation desires to retain the Adviser to furnish investment management and other services as outlined herein to the Corporation on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1. Duties of the Adviser.
          (a) The Corporation hereby engages the Adviser to act as the investment adviser to the Corporation and to manage the investment and reinvestment of the assets of the Corporation, subject to the supervision of the Board of Directors of the Corporation, for the period and upon the terms herein set forth (i) in accordance with the investment objective, policies and restrictions to which it is subject (ii) during the term of this Interim Agreement in accordance with all applicable federal and state laws, rules and regulations, and the Corporation’s charter and bylaws.
     Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Interim Agreement, subject to the oversight of the Corporation’s board of directors and executive officers:
(i)	identify, evaluate and negotiate the structure of the loans and investments made by the Corporation;

(ii)	determine the loans, investments and other assets that the Corporation will offer, purchase, retain, or sell;

(iii)	determine the composition of the portfolio of the Corporation, the nature and timing of the changes therein and the manner of implementing such changes;

(iv)	close and monitor the Corporation’s loans and investments;

(v)	manage, service, administer, and collect payments related to the Corporation’s loans and investments;

(vi)	negotiate, restructure, settle and/or compromise any loan or other debt obligations related to the investment portfolio;

(vii)	provide advice to the Corporation’s and/or its subsidiaries’ senior management or a limited staff of employees who will be employed directly by the Corporation and/or its subsidiaries to continue with the orderly wind-down of the legacy business activities of the Debtor and/or its subsidiaries;

(viii)	subject to the direction of management, engage, interact and supervise any financial advisors, legal counsel, accountants, or other outside consultants, service providers or vendors engaged by the Corporation for any purpose, including to, among other things, continue with the orderly wind-down of the Debtor’s legacy business activities, facilitate the Corporation’s return to compliance with the SEC and any other governmental agencies;

(ix)	prepare, file, continue, amend and modify any financing statements, Uniform Commercial Code filings, mortgages, deeds, title policies, etc. related to any liens or collateral associated with any loan or other debt obligations related to the investment portfolio, loans, investments and other assets; and

(x)	provide the Corporation with such other investment advisory, research and related services as the Corporation may, from time to time, reasonably require for the investment of its funds.
          Subject to the oversight of the Board of Directors and executive officers of the Corporation, the Adviser shall have the power and authority on behalf of the Corporation to effectuate its lending and investment decisions for the Corporation, including the execution and delivery of all documents relating to the Corporation’s lending activities and investments and the placing of orders for other purchase or sale transactions on behalf of the Corporation. In the event that the Corporation determines to acquire debt financing, the Adviser will arrange for such financing on the Corporation’s behalf, subject to the oversight and approval of the Corporation’s Board of Directors. If it is necessary for the Adviser to make investments on behalf of the Corporation through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the Investment Company Act of 1940 (the “1940 Act”).
          (b) Subject to the requirements of applicable law, the Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment managers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Corporation’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Corporation, subject to the oversight of the adviser and the Corporation. Additionally, the Adviser may retain a third party service provider, which may or may not be an affiliate of the Adviser, to provide loan monitoring services, which may include, among other things, sending invoices, reconciling collections, and corresponding with borrowers. The Adviser, and not the Corporation, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the 1940 Act and other applicable federal and state law.
          (c) The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation. The Advisor agrees during the term hereof to render the services described herein for the compensation provided herein.
          (d) The Adviser shall keep and preserve for the period required by the 1940 Act any books and records relevant to the provision of its investment advisory services to the Corporation and shall specifically maintain all books and records with respect to the Corporation’s portfolio transactions and shall render to the Corporation’s Board of Directors such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Corporation are the property of the Corporation and will surrender promptly to the Corporation any such records upon the Corporation’s request, provided that the Adviser may retain a copy of such records.
2. Corporation’s Responsibilities and Expenses Payable by the Corporation. All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Corporation; provided, however that the Adviser shall not pay any of Craig Noell, Kenneth Grossman, Thomas Donatelli, and Kyle Ross a base salary exceeding $150,000 per annum in compensation for such professional’s services to the Corporation during the Initial Term. The Corporation’s board of directors shall have the authority to award bonuses to the Advisor’s professionals directly pursuant to the Corporation’s incentive plans as in effect from time to time. The Corporation will bear all other costs and expenses of its operations and transactions, including (without limitation) those relating to: organization and offering; calculating the Corporation’s net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Corporation and in monitoring the Corporation’s investments and performing due diligence on its prospective portfolio companies; interest payable on debt, if any, incurred to finance the Corporation’s investments; offerings of the Corporation’s common stock and other securities; investment advisory and management fees; administration fees, if any, payable under any applicable administration agreement between the Corporation and the Corporation’s administrator; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Corporation’s shares on any securities exchange; federal, state and local taxes; independent directors’ fees and expenses; costs of preparing and filing reports or other documents required by the Securities and Exchange Commission; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Corporation’s fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Corporation or the administrator in connection with administering the Corporation’s business, including payments under any applicable administration agreement between the Corporation its administrator based upon the Corporation’s allocable portion of the administrator’s overhead in performing its obligations under an administration agreement (if applicable), including rent and the allocable portion of the cost of the Corporation’s chief compliance officer and chief financial officer and their respective staffs.
3. Compensation of the Adviser. The Corporation agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, $525,000 per calendar quarter (the “Management Fee”), which is intended to cover the commercially reasonable operating expenses to be incurred by the Adviser in its management of the Corporation. The Management Fee is subject to change based on the determination of the Corporation’s Board of Directors and the consent of the Adviser. The Management Fee will be charged quarterly in advance. In the event that this Interim Agreement commences on a date that is not the first day of a calendar quarter, the Management Fee shall be paid in advance on a pro rated basis for the portion of the applicable calendar quarter. To the extent that the Management Fee for any fiscal quarter or portion of fiscal quarter exceeds the Adviser’s actual expenses for the applicable period, the Adviser will refund the portion of the Management Fee that exceeds its actual expenses or apply such excess to the subsequent period, if applicable. The Corporation shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.
The Management Fee shall be the Adviser’s sole source of payment from the Corporation for: (i) compensating the Adviser’s investment professionals and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and (ii) the compensation and routine overhead expenses of such personnel allocable to such services, in each case pursuant to the Adviser’s obligations under Section 2 hereof.

4. Covenants of the Adviser. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.
5. Excess Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Corporation to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Corporation’s portfolio, and constitutes the best net results for the Corporation.
6. Non-exclusive Services. The services of the Adviser to the Corporation are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Corporation, so long as its services to the Corporation hereunder are not impaired thereby, and nothing in this Interim Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Corporation’s portfolio companies, subject to applicable law). So long as this Interim Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Corporation, subject to the Adviser’s right to enter into sub- advisory agreements. The Adviser assumes no responsibility under this Interim Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Corporation are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Corporation as stockholders or otherwise.
7. Responsibility of Dual Directors, Officers and/or Employees. If any person who is a manager, partner, officer or employee of the Adviser or the administrator is or becomes a director, officer and/or employee of the Corporation and acts as such in any business of the Corporation, then such manager, partner, officer and/or employee of the Adviser or the administrator shall be deemed to be acting in such capacity solely for the Corporation, and not as a manager, partner, officer or employee of the Adviser or the administrator or under the control or direction of the Adviser or the administrator, even if paid by the Adviser or the administrator.
8. Limitation of Liability of the Adviser; Indemnification. The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner and the administrator) shall not be liable to the Corporation for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Interim Agreement or otherwise as an investment adviser of the Corporation, except to the extent required under applicable law concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Corporation shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner and the administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Interim Agreement or otherwise as an investment adviser of the Corporation. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Corporation or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Interim Agreement (as the same shall be determined in accordance with the applicable law and any interpretations or guidance by the Securities and Exchange Commission or its staff).
9. Effectiveness, Duration and Termination of Interim Agreement. This Interim Agreement shall become effective as of the first date above written. This Interim Agreement shall remain in effect through the earlier of: (a) the date upon which the parties hereto enter into a long-term management agreement; or (b) December 31, 2010 (the “Initial Term”). Should the parties hereto not enter into a long-term management agreement, this Interim Agreement shall continue automatically for successive one-year Terms, provided that such continuance is specifically approved at least annually by the vote of the Corporation’s Board of Directors, or by the vote of a majority of the outstanding voting securities of the Corporation. This Interim Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Corporation, by the vote of the Corporation’s Directors or by the Adviser. This Interim Agreement will automatically terminate in the event of its assignment or in the event that the parties hereto enter into a long-term management agreement. The provisions of Paragraph 8 of this Interim Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Interim Agreement. Further, notwithstanding the termination or expiration of this Interim Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.
10. Notices. Any notice under this Interim Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.
11. Amendments. This Interim Agreement may be amended by mutual consent, subject to any applicable requirements of the 1940 Act.
12. Entire Agreement; Governing Law. This Interim Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Interim Agreement shall be construed in accordance with the laws of the State of California.
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     IN WITNESS WHEREOF, the parties hereto have caused this Interim Agreement to be duly executed on the date above written.

SIGNATURE GROUP HOLDINGS, INC.
By:	/s/ Richard Sanchez
Name:	Richard Sanchez
Title:	Interim President and Interim Chief Executive Officer

SIGNATURE CAPITAL ADVISERS, LLC
By:	/s/ Kyle Ross
Name:	Kyle Ross
Title:	President